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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 52 to the Registration Statement (Form N-1A) (No. 2-75526) of Delaware Group Limited-Term Government Funds of our report dated February 5, 2001, included in the 2000 Annual Report to shareholders.


                                                   /s/ Ernst & Young LLP
                                                   ----------------------------
                                                   Ernst & Young LLP


Philadelphia, Pennsylvania
April 26, 2001